Exhibit 99.1

The Manitowoc Company Reports Third-Quarter 2017 Financial Results

Orders Grow 21% year over year; Revenue increased 14% from Q3, 2016; GAAP EPS of $0.07; Reaffirms full-year 2017 guidance

MANITOWOC, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), a leading global manufacturer of cranes and lifting solutions, today reported third-quarter net sales of $399.4 million, diluted EPS (“DEPS”) on a GAAP basis of $0.07 and $0.09 on an adjusted basis.

Third-quarter orders of $376.1 million were up 21% from the comparable period in 2016.  Backlog totaled $467.9 million at September 30, 2017, up 32%, from the third-quarter 2016 ending backlog of $353.6 million.

Third-quarter 2017 net sales were $399.4 million versus $349.8 million in the comparable period in 2016.  The majority of the year-over-year increase was attributable to increased demand, primarily in the U.S. market, partly offset by lower demand in the Asia-Pacific market.  Approximately 40% of unit revenue in the third-quarter came from new products introduced since becoming a stand-alone crane company.

The Company reported net income from continuing operations of $9.7 million, or $0.07 per diluted share, in the third-quarter 2017 versus a net loss from continuing operations of $(138.9) million, or $(1.01) per diluted share, in the third-quarter 2016.  Non-GAAP adjusted net income from continuing operations(1) was $13.5 million, or $0.09 per diluted share, in the third-quarter 2017 versus a net loss of $(38.8) million, or $(0.28) per diluted share, in the comparable period of 2016.  Both GAAP and Non-GAAP net income benefited from discrete tax items in the period totaling $13.7 million or $0.09 per diluted share. Non-GAAP adjusted EBITDA(1) for the third-quarter 2017 was $20.8 million compared to negative $20.9 million in the same period last year.

“Our third-quarter came in largely as expected, reflecting some signs of positive momentum in certain end markets such as the U.S. energy and commercial construction markets. Orders in the quarter continued to be led by the strength of our customers’ demand for our new products.  The structural cost reductions we have made over the last eighteen months, coupled with higher year-over-year sales volumes resulted in significant profitability gains over the comparable period,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

“I am encouraged by the progress we continue to make in streamlining our organizational structure, providing us the necessary momentum to achieve our long-term stated goal of double-digit operating margins by 2020.  Our strategy to evolve into the world’s leading crane company remains on track, as we continue to institutionalize the principles of The Manitowoc Way,” concluded Pennypacker.

Full-Year 2017 Guidance

Manitowoc reiterates its’ full year 2017 financial guidance as follows:

•	Revenue - down approximately 5-7% year-over-year;
•	Adjusted EBITDA - approximately $59 to $69 million;
•	Depreciation - approximately $40 million;
•	Capital expenditures - approximately $30 million; and
•	Income tax expense - approximately $7 to $10 million, excluding discrete items.

The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.

Investor Conference Call

On Tuesday, November 7th, 2017, at 9:00 a.m. ET (8:00 a.m. CT), The Manitowoc Company’s senior management will discuss its third-quarter 2017 earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lifting solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2016, Manitowoc’s net sales totaled $1.6 billion, with over half generated outside the United States.

Footnote

(1)Non-GAAP adjusted net income (loss) from continuing operations and non-GAAP adjusted EBITDA (“adjusted EBITDA”) are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends,” "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to significantly improve profitability;
•	potential delays or failures to implement specific initiatives within the restructuring program;
•

issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to plant closings, new plant start-ups, and/or consolidations of existing facilities and operations, and its ability to achieve the expected benefits from such actions, as well as general efficiencies and capacity utilization of our facilities;

•	the ability to direct resources to those areas that will deliver the highest returns;
•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;
•	the ability to focus on the customer, new technologies, and innovation;
•	the ability to focus and capitalize on product quality and reliability;
•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long- term initiatives;
•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•	the ability to convert order and order activity into sales and the timing of those sales;
•	pressure of financing leverage;
•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;
•	changes in raw material and commodity prices;
•	unexpected issues associated with the quality and availability of materials and components sourced from first parties and the resolution of those issues;
•	unexpected issues associated with the availability, operations and viability of suppliers;
•	the risks associated with growth and contraction;
•	geographic factors and political and economic conditions and risks;
•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;
•	the replacement cycle of technologically obsolete cranes;
•	the ability of Manitowoc's customers to receive financing;
•	issues related to workforce reductions and subsequent rehiring;
•	work stoppages, labor negotiations, labor rates, and temporary labor costs;
•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;
•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;
•	impairment of goodwill and/or intangible assets;
•	unanticipated issues affecting the effective tax rate for the year;
•	unanticipated changes in the capital and financial markets;
•	risks related to actions of activist shareholders;
•	changes in laws throughout the world;
•	natural disasters and other weather events disrupting commerce in one or more regions of the world;
•	risks associated with data security and technological systems and protections;
•	acts of terrorism; and
•	risks and other factors cited in Manitowoc's 2016 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2017 and 2016

($ in millions, except share data)

INCOME STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$399.4	$349.8	$1,099.8	$1,234.9
Cost of sales	326.9	309.0	899.1	1,027.1
Gross profit	72.5	40.8	200.7	207.8
Operating costs and expenses:
Engineering, selling and administrative expenses	60.9	73.0	184.6	218.8
Asset impairment expense	—	96.9	—	96.9
Amortization of intangible assets	—	0.7	0.7	2.2
Restructuring expense	3.7	3.9	21.3	17.1
Other operating (income) expense - net	—	0.5	—	2.3
Total operating costs and expenses	64.6	175.0	206.6	337.3
Operating income (loss)	7.9	(134.2)	(5.9)	(129.5)
Other income (expense):
Interest expense	(9.6)	(10.0)	(29.4)	(29.6)
Amortization of deferred financing fees	(0.5)	(0.5)	(1.4)	(1.8)
Loss on debt extinguishment	—	—	—	(76.3)
Other income (expense) - net	(1.2)	0.5	1.8	3.7
Total other expense	(11.3)	(10.0)	(29.0)	(104.0)
Income (loss) from continuing operations before taxes	(3.4)	(144.2)	(34.9)	(233.5)
Provision for taxes on income	(13.1)	(5.3)	(9.3)	103.1
Income (loss) from continuing operations	9.7	(138.9)	(25.6)	(336.6)
Discontinued operations:
Loss from discontinued operations, net of income taxes	(0.1)	(1.8)	(0.3)	(5.8)

Net income (loss)	$9.6	$(140.7)	$(25.9)	$(342.4)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.07	$(1.01)	$(0.18)	$(2.45)
Loss from discontinued operations, net of income taxes	(0.00)	(0.01)	(0.00)	(0.04)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.07	$(1.02)	$(0.18)	$(2.49)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.07	$(1.01)	$(0.18)	$(2.45)
Loss from discontinued operations, net of income taxes	(0.00)	(0.01)	(0.00)	(0.04)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.07	$(1.02)	$(0.18)	$(2.49)

Weighted average shares outstanding - Basic	140,531,426	138,422,953	140,351,927	137,390,809
Weighted average shares outstanding - Diluted	143,337,177	138,422,953	140,351,927	137,390,809

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this change in method of inventory costing by retrospectively adjusting the prior period financial statements.

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of September 30, 2017 and December 31, 2016

($ in millions)

BALANCE SHEET

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$29.3	$69.9
Accounts receivable - net	165.0	134.4
Inventories - net	482.2	429.0
Notes receivable - net	35.6	62.4
Other current assets	65.3	54.0
Total current assets	777.4	749.7
Property, plant and equipment - net	314.1	308.8
Intangible assets - net	438.6	413.7
Other long-term assets	53.1	45.6
TOTAL ASSETS	$1,583.2	$1,517.8
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$360.3	$321.2
Short-term borrowings and current portion of long-term debt	10.2	12.4
Product warranties	33.2	36.5
Customer advances	15.6	21.0
Product liabilities	22.8	21.7
Total current liabilities	442.1	412.8
Non-current liabilities:
Long-term debt	277.4	269.1
Other non-current liabilities	235.8	245.4
Total non-current liabilities	513.2	514.5
Stockholders’ equity	627.9	590.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,583.2	$1,517.8

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this change in method of inventory costing by retrospectively adjusting the prior period financial statements.

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the nine months ended September 30, 2017 and 2016

($ in millions)

CASH FLOW SUMMARY

	Nine Months Ended September 30,
	2017	2016
Cash flows from operations:
Net income (loss)	$(25.9)	$(342.4)
Depreciation	29.1	34.9
Asset impairment expense	—	96.9
Other non-cash adjustments - net	6.5	137.6
Accounts receivable	(19.8)	25.3
Inventories	(33.8)	(32.5)
Notes receivable	15.0	24.6
Other assets	(12.1)	(11.5)
Accounts payable	36.4	(87.0)
Accrued expenses and other liabilities	(29.3)	(26.1)
Net cash used for operating activities of continuing operations	(33.9)	(180.2)
Net cash used for operating activities of discontinued operations	(0.3)	(49.3)
Net cash used for operating activities	(34.2)	(229.5)
Cash flows from investing:
Capital expenditures	(17.0)	(34.8)
Proceeds from fixed assets	6.7	2.3
Other	0.3	(0.3)
Net cash used for investing activities of continuing operations	(10.0)	(32.8)
Net cash used for investing activities of discontinued operations	—	(2.4)
Net cash used for investing activities	(10.0)	(35.2)
Cash flows from financing:
Proceeds from (payments on) long-term debt- net	2.5	(1,090.0)
Payments on notes financing - net	(3.6)	(8.7)
Exercise of stock options	3.7	6.4
Debt issuance costs	—	(8.9)
Cash transferred to spun-off subsidiary	—	(17.7)
Dividend from spun-off subsidiary	—	1,361.7
Net cash provided by (used for) financing activities of continuing operations	2.6	242.8
Net cash provided by financing activities of discontinued operations	—	0.2
Net cash provided by (used for) financing activities	2.6	243.0
Effect of exchange rate changes on cash	1.0	1.2
Net decrease in cash and cash equivalents	$(40.6)	$(20.5)

Non-GAAP Financial Measures

Non-GAAP Items

Non-GAAP adjusted net income (loss) from continuing operations and non-GAAP adjusted EBITDA are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Non-GAAP Adjusted Net Income (Loss) and Income (Loss) Per Share from Continuing Operations
($ in millions, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$9.7	$(138.9)	$(25.6)	$(336.6)
Special items:
Asset impairment	—	96.9	—	96.9
Loss on debt extinguishment	—	—	—	76.3
Restructuring expense	3.7	3.9	21.3	17.1
Separation equity awards	—	0.4	—	2.3
Tax valuation allowance and one time tax items	—	—	—	103.8
Tax on special items	0.1	(1.1)	0.1	(2.1)
Non-GAAP adjusted net income (loss) from continuing operations	$13.5	$(38.8)	$(4.2)	$(42.3)

Diluted income (loss) from continuing operations per share	$0.07	$(1.01)	$(0.18)	$(2.45)
Special items, net of tax:
Asset impairment	0.00	0.70	0.00	0.71
Loss on debt extinguishment	0.00	0.00	0.00	0.56
Restructuring expense	0.02	0.03	0.15	0.12
Separation equity awards	0.00	0.00	0.00	0.02
Tax valuation allowance and one time tax items	0.00	0.00	0.00	0.73
Diluted non-GAAP adjusted net income (loss) per share from continuing operations	$0.09	$(0.28)	$(0.03)	$(0.31)

Adjusted EBITDA and Non-GAAP Adjusted Operating Income (loss)

The company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring charges. The reconciliation of GAAP net income (loss) to adjusted EBITDA and adjusted operating income (loss) for the current and previous four quarters, as well as the trailing twelve months is as follows ($ in millions):

					Trailing
					Twelve
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Months
Net income (loss)	$9.6	$0.5	$(36.0)	$(33.4)	$(59.3)
Loss from discontinued operations, net of income taxes	0.1	0.2	—	1.4	1.7
Interest expense and amortization of deferred financing fees	10.1	10.1	10.6	10.4	41.2
Provision (benefit) for taxes	(13.1)	2.3	1.5	(2.6)	(11.9)
Depreciation expense	9.2	9.3	10.6	10.7	39.8
Amortization of intangible assets	—	0.3	0.4	0.8	1.5
EBITDA	15.9	22.7	(12.9)	(12.7)	13.0
Restructuring expense	3.7	5.9	11.7	6.3	27.6
Other (income) expense - net (1)	1.2	(3.4)	0.4	0.7	(1.1)
Adjusted EBITDA	20.8	25.2	(0.8)	(5.7)	39.5
Depreciation expense	(9.2)	(9.3)	(10.6)	(10.7)	(39.8)
Non-GAAP adjusted operating income (loss)	11.6	15.9	(11.4)	(16.4)	(0.3)
Restructuring expense	(3.7)	(5.9)	(11.7)	(6.3)	(27.6)
Amortization of intangible assets	—	(0.3)	(0.4)	(0.8)	(1.5)
Other operating income (expense) - net	—	0.2	(0.2)	(0.3)	(0.3)
GAAP operating income (loss)	$7.9	$9.9	$(23.7)	$(23.8)	$(29.7)

Adjusted EBITDA margin percentage	5.2%	6.4%	(0.3)%	(1.5)%	2.7%
Non-GAAP adjusted operating income (loss) margin percentage	2.9%	4.0%	(3.7)%	(4.3)%	0.0%

(1)	Other (income) expense - net includes foreign currency translation adjustments and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

717-593-5266